Exhibit 99.1

FOR IMMEDIATE RELEASE

Lightbridge Enters into Initial Services Agreement with BWXT

Initial scope includes evaluation of the ability to fabricate and the preparation of a preliminary plan for fabrication of
Lightbridge-designed partial length nuclear fuel samples at BWXT facilities in the United States.

RESTON, Virginia – January 12, 2016 – Lightbridge Corporation (NASDAQ: LTBR), a U.S. nuclear energy company, has entered into an Initial Services Agreement with BWXT Nuclear Energy, Inc., a wholly owned subsidiary of BWX Technologies, Inc. (NYSE: BWXT) to evaluate the ability to fabricate and to prepare a preliminary plan for fabrication of Lightbridge-designed partial length nuclear fuel samples at BWXT facilities in the United States. This plan is expected to be completed by early Q2 2016 at which time the parties intend to explore expanding their collaboration to support: (1) development and demonstration of manufacturing processes for Lightbridge-designed metallic fuel applicable to production of irradiation fuel samples, and (2) fabrication of the required fuel samples for irradiation testing in the Institute for Energy Technology’s (IFE) Halden research reactor in Norway. This irradiation testing is planned to begin in 2017.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “BWXT brings unique fuel manufacturing expertise and capabilities to help advance our nuclear fuel technology. This agreement provides Lightbridge an additional option for manufacturing our fuel samples for irradiation testing in Norway, adding fuel fabrication redundancy to ensure that we will meet all our timelines. We look forward to expanding our collaboration with BWXT. ”

Mr. Grae concluded, “Our growing list of partners is further validation of the global interest in our patented fuel technology. Moreover, the Paris agreement reached at the 21st Conference of Parties (COP21) last month commits virtually all countries to reduce CO2 emissions, and the U.S. Clean Power Plan provides that power uprates to reactors will count towards each state’s compliance with the plan’s requirements. Our fuel is uniquely designed to achieve power uprates while improving power plant economics and increasing the safety margins, helping to decarbonize energy supply.”

About Lightbridge Corporation

Lightbridge is a nuclear energy company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge's breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Lightbridge consultants provide integrated strategic advice and expertise across a range of disciplines including regulatory affairs, nuclear reactor procurement and deployment, reactor and fuel technology and international relations. The Company leverages those broad and integrated capabilities by offering its services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure.

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Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's competitive position, the timing of demonstration testing and commercial production, the Company's entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Power Plan and similar regulations, the Company's anticipated financial resources and position, the Company's product and service offerings, and the expected market for the Company's product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; and the Company's ability to manage its business effectively in a rapidly evolving market, as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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Lightbridge Media and Investor Contact:
David Waldman/Natalya Rudman
Crescendo Communications, LLC
Tel. +1 855-379-9900
Ltbr@crescendo-ir.com